Exhibit 10.8

9 October 2008

Attention: Dr Geoffrey Yarranton KALOBIOS PHARMACEUTICALS INC a Delaware corporation, having an address at 3427 Hillview Avenue, Suite 200, Palo Alto, CA 94304, USA (KaloBios) FAX: 1 650 843 1896

Attention: Mr Edward McDermott, copy to Dr Jonathan Skipper LUDWIG INSTITUTE FOR CANCER RESEARCH LTD a Swiss not-for-profit corporation with its registered office at Stadelhoferstrasse 22, 801 Zürich, Switzerland and having an office at 605 Third Avenue, 33rd Floor, New York, NY 10158, USA (LICR)

FAX: 1 212 450 1555

RE:     Amendment to License Agreement Between LICR and KaloBios (LICR Ref: LUD2240)

1.     The full name of LICR is hereby amended to “Ludwig Institute for Cancer Research Limited” to comply with a change in Swiss Law under which LICR was incorporated.

2.     The parties wish to formally incorporate new Joint Program Patent that has resulted from the Joint Program Research carried out under the Collaborative Research Agreement (LUD2259.2) to Exhibit A of the License Agreement (LUD2240) between LICR and KaloBios (“the Agreement”).

Addition - Exhibit A should have inserted the following:

Patent 4

(a)                                 Provisional patent application US60/893,848 filed on 8 March 2007 and entitled “EphA3 Antibodies for the Treatment of Solid Tumor”;

(b)                                 all patent applications (including foreign applications) that are filed or may later be filed based on or corresponding to the application in (a);

(c)                                  all divisional and continuations, in whole or in part, applications, and reissue applications based on any of the foregoing patent applications;

(d)                                 all issued and unexpired patents resulting from any application in (a), (b), or (c) above;

(e)                                  all issued and unexpired reissue, re-examination, renewal or extension patents that may be based on any such patents; and

(f)                                   any invention or discovery; manner, method or process of manufacture; method or principle of construction; chemical composition or formulation; biological material; or scientific, technical or engineering information or document which is encompassed or taught in the patents or patent applications referred to in paragraphs (a) to (e).

To indicate the parties’ agreement to this addition of Joint Program Patent please sign and date the acknowledgement at the end of this letter (the “Letter Agreement”) and send one copy by facsimile to the other party as indicated above.

Unless defined expressly in this Letter Agreement, capitalised letters in this Letter Agreement have the meanings given to them in the Agreement.

Yours sincerely,

KALOBIOS PHARMACEUTICALS INC	LUDWIG INSTITUTE FOR CANCER RESEARCH LTD

/s/ GT Yarranton	/s/ Edward A McDermott, Jnr
GT Yarranton	Edward A McDermott, Jnr
Executive Vice President, Research & Development	President

	Witness:	/s/ Sutton Hughes

/s/ Jonathan Skipper, PhD
Jonathan Skipper, PhD
Executive Director, IP & Licensing

	Witness:	/s/ Nadette Bulgin